EXHIBIT 32.01
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350
     Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code as created by Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Portola Packaging, Inc. (the “Company”), that, to his knowledge:
(i)	the Quarterly Report on Form 10-Q of the Company for the period ended February 28, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the report. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 13, 2006	/s/ Brian J. Bauerbach Brian J. Bauerbach
President and Chief Executive Officer

Date: April 13, 2006	/s/ Michael T. Morefield Michael T. Morefield
Senior Executive Vice President and
Chief Financial Officer